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Exhibit 23.04

CONSENT OF H. J. GRUY AND ASSOCIATES, INC.

        We hereby consent to the use of the name of H. J. Gruy and Associates, Inc. and of reference to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated January 29, 1999, February 10., 1999, January 31, 2000, February 24, 2000 and February 28, 2001 (two reports) prepared for Questar Exploration and Production Company in the Registration Statement of Questar Market Resources, Inc. on Form S-4 for the filing dated February 22, 2001.

H. J. Gruy and Associates, Inc.
/s/ ROBERT J. NAAS, P.E.

Dallas, Texas
February 22, 2002

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  Exhibit 23.04
CONSENT OF H. J. GRUY AND ASSOCIATES, INC.